EXHIBIT 10.1

KORU MEDICAL SYSTEMS, INC.

LONG-TERM INCENTIVE PROGRAM

(AS OF August 15, 2024)

The KORU Medical Systems, Inc. Long-Term Incentive Program (the “LTIP”) was adopted by the Compensation Committee of the Board of Directors (the “Committee”) to set forth the terms and conditions of the long-term incentive program of the Company, the purpose of which is to incentivize the retention and performance of certain key executives and other employees of the Company through annual equity-based awards. All equity-based awards hereunder shall be granted under, and in accordance with, the Company’s 2024 Omnibus Equity Incentive Plan (the “Incentive Plan”) and shall constitute Awards thereunder. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Incentive Plan.

1.         Administration. The LTIP shall be administered by the Committee. The Committee shall have full power and authority to administer and interpret the LTIP and any awards made under the LTIP, and its interpretations shall be conclusive and binding on all persons.

2.         Participation. Officers of the Company who are subject to Section 16 of the Exchange Act (“Executive Officers”), management-level employees with “vice president” titles (together with the Executive Officers, “Executive Participants”), and certain other employees identified by the Committee upon the recommendation of the CEO (“Other Participants”), shall participate in the LTIP. Each participating employee is referred to herein as a “Participant”.

3.         Aggregate Target Values. Each fiscal year of the Company, each Participant shall have an aggregate target value (the “Aggregate Target Value”) for such year’s awards under the LTIP. Unless otherwise determined by the Committee in its discretion, for each Participant, the Aggregate Target Value shall be based on median market and peer data provided by a compensation consultant selected by the Committee, multiplied by a percentage determined by the Committee (and upon the recommendation of the CEO with respect to Other Participants) taking into account the Participant’s experience and position with the Company. The number of shares of the Company’s Common Stock subject to awards equal to the aggregate target value shall be based on the arithmetic mean of the high and low prices of a share of the Company’s common stock as reported on the Nasdaq Capital Market on the last trading day before the grant date.

4.         Annual Equity Grants. Each fiscal year of the Company, with respect to each Executive Participant other than the CEO, (i) 33% of the Participant’s Aggregate Target Value shall be granted as an annual award (the “Annual LTIP RSU Award”) in the form of restricted stock units with time-based vesting requirements, paid out in shares of the Company’s Common Stock (the “LTIP RSUs”), (ii) 33% of the Participant’s Aggregate Target Value shall be granted as an annual award (the “Annual LTIP PSU Award”) in the form of restricted stock units with performance-based vesting requirements, paid out in shares of the Company’s Common Stock (the “LTIP PSUs”), and (iii) 33% of the Participant’s Aggregate Target Value shall be granted as an annual award (the “Annual LTIP Option Award”) in the form of nonqualified stock options with time-based vesting requirements (“LTIP Options”). Each fiscal year of the Company, with respect to the CEO, (x) 25% of the CEO’s Aggregate Target Value shall be granted as an Annual

LTIP RSU Award in the form of LTIP RSUs, (y) 50% of the CEO’s Aggregate Target Value shall be granted as an Annual LTIP PSU Award in the form of LTIP PSUs, and (z) 25% of the CEO’s Aggregate Target Value shall be granted as an Annual LTIP Option Award in the form of LTIP Options. Each fiscal year of the Company, with respect to each Other Participant, 100% of the Participant’s Aggregate Target Value shall be granted as an Annual LTIP RSU Award in the form of LTIP RSUs.

5.         Annual LTIP RSU Award. For each fiscal year of the Company, except as otherwise determined by the Committee and set forth in the Applicable Award Agreement, the Annual LTIP RSU Award with respect to each Participant (i) shall vest as to one-fourth of the shares of Common Stock subject to such Annual LTIP RSU Award on each of the first four anniversaries of the Grant Date, subject to the Participant’s continued employment with the Company through the applicable vesting date (except as may be otherwise provided in the Award Agreement), and (ii) shall have such other terms and conditions as shall be set forth in the applicable Award Agreement approved by the Committee.

6.         Annual LTIP PSU Award. For each fiscal year of the Company, the Annual LTIP PSU Award with respect to each Participant (i) shall vest based on performance criteria determined by the Committee and set forth in the Award Agreement, which criteria may include (without limitation) targeted or growth of revenue, cash flow, earnings per share, earnings before one or more of interest, taxes, depreciation, and amortization, return on equity, income or net income, operating income or net operating income, gross margin, operating margin, or profit margin; (ii) shall provide a target percentage range for the actual number of LTIP PSUs that may become vested, based on the level of achievement of the foregoing or other performance measure(s), as determined by the Committee; (iii) may provide that the payout based on the actual number of LTIP PSUs be modified based on performance criteria determined by the Committee; and (iv) have such other terms and conditions as shall be set forth in the applicable Award Agreement approved by the Committee.

7.         Annual LTIP Option Award. For each fiscal year of the Company, except as otherwise determined by the Committee and set forth in the applicable Award Agreement, the Annual LTIP Option Award with respect to each Participant (i) shall vest as to one-fourth of the shares of Common Stock subject to such Annual LTIP Option Award on each of the first four anniversaries of the Grant Date, subject to the Participant’s continued employment with the Company through the applicable vesting date (except as may be otherwise provided in the Award Agreement), and (ii) shall have such other terms and conditions as shall be set forth in the applicable Award Agreement approved by the Committee.

8.         Change In Control. The Committee may provide for accelerated vesting of any Award upon a Change in Control.

9.         New Hires and Promotions. For new hires and promotions of individuals, Annual LTIP RSU Awards, Annual LTIP PSU Awards and/or Annual LTIP Option Awards shall be made based on the determination of the Committee upon the recommendation of the CEO as to (i) whether or not the individual will participate in the LTIP during the year of hire or promotion, (ii) the applicable Aggregate Target Value, (iii) whether or not the Aggregate Target Value shall be prorated based on the hiring or promotion date of such individual, (iv) whether or not the Aggregate Target Value shall be reduced by any other award made to such individual during the applicable year (e.g., a previous annual award or a new hire recruitment award), (v) the actual number of LITP RSU Awards, LTIP PSU Awards and/or Annual LTIP Option Awards to be granted, and (v) the first vesting date for any Annual LTIP RSU Award or Annual LTIP Option Award.

10.       Amendment and Termination. The Committee may amend, alter, suspend, discontinue, or terminate the LTIP or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

11.       No Right to Continued Employment. Neither the LTIP, its adoption, its operation, nor any action taken under the LTIP shall be construed as giving any employee the right to be retained or continued in the employ of the Company or any Affiliates, nor shall it interfere in any way with the right and power of the Company or any of Affiliates to dismiss or discharge any employee or take any action that has the effect of terminating any employee’s employment at any time.

12.       Governing Law. The LTIP shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

13.       Grant Date. The Grant Date with respect to each grant shall be as set forth in any applicable grant date policy of the Company from time to time (or as otherwise specifically determined by the Committee in connection with any award).